UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2014

__________________

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices and Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers

(e) Redwood Trust, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on May 20, 2014 (the “Annual Meeting”). During the Annual Meeting, stockholders voted to approve the adoption of the Redwood Trust, Inc. 2014 Incentive Plan (the “2014 Incentive Plan”), which terminated the 2002 Redwood Trust, Inc. Incentive Plan (as amended, the “Prior Plan”).  Under the 2014 Incentive Plan, an aggregate of 2,383,956 shares of Common Stock are reserved for issuance (less one share for each share granted under the Price Plan after December 31, 2013 and prior to stockholder approval of the 2014 Incentive Plan), consisting of shares that remained available for issuance under the Prior Plan, plus an additional 700,000 authorized shares. The 2014 Incentive Plan provides for the grant of restricted stock, deferred stock, deferred stock units, performance-based awards (including performance stock units), dividend equivalents, stock payments, restricted stock units, and other types of awards to eligible participants. The 2014 Incentive Plan was approved by the Company’s Board of Directors on February 20, 2014.  The foregoing summary of the 2014 Incentive Plan is qualified in its entirety by reference to the full text of the 2014 Incentive Plan, which is attached as hereto as Exhibit 10.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders

As noted above in Item 5.02, the Company held its Annual Meeting on May 20, 2014. There were 82,534,625 shares of Company common stock entitled to vote at the Annual Meeting.  There were four items voted upon at the Annual Meeting, with the voting results for each item set forth below.

Item 1.  During the Annual Meeting, stockholders voted to elect Richard D. Baum, Mariann Byerwalter, Douglas B. Hansen, Martin S. Hughes, Greg H. Kubicek, Jeffrey T. Pero, and Charles J. Toeniskoetter as directors to serve on the Board of Directors until the annual meeting of stockholders in 2015 and until their successors are duly elected and qualify.  The stockholders’ votes with respect to the election of directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard D. Baum	62,662,889	5,532,133	90,396	8,790,175
Mariann Byerwalter	62,674,465	5,521,841	89,112	8,790,175
Douglas B. Hansen	67,300,194	893,981	91,244	8,790,175
Martin S. Hughes	67,301,693	894,504	89,222	8,790,175
Greg H. Kubicek	67,291,884	902,417	91,118	8,790,175
Jeffrey T. Pero	63,454,045	4,741,256	90,118	8,790,175
Charles J. Toeniskoetter	67,293,449	899,002	92,968	8,790,175

Item 2.  During the Annual Meeting, stockholders voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2014. The stockholders’ votes with respect to the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstentions	Broker Non-Votes
75,954,735	1,043,722	77,137	—

Item 3.  During the Annual Meeting, stockholders voted on a non-binding advisory resolution to approve named executive officer compensation as disclosed in the annual proxy statement for the Annual Meeting. The stockholders’ votes with respect to approval of this advisory resolution were as follows:

For	Against	Abstentions	Broker Non-Votes
54,981,976	13,114,188	189,255	8,790,175

 Item 4.  As noted in Item 5.02 above, during the Annual Meeting, stockholders voted to approve the adoption of the Company’s 2014 Incentive Plan.  The stockholders’ votes with respect to the approval of the adoption of the 2014 Incentive Plan were as follows:

For	Against	Abstentions	Broker Non-Votes
59,095,870	9,005,249	184,300	8,790,175

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Redwood Trust, Inc. 2014 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2014	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel and Secretary

Exhibit Index

Exhibit No .	Exhibit Title

10.1	Redwood Trust, Inc. 2014 Incentive Plan